Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

GENERAL GROWTH PROPERTIES, INC. REPORTS

FIRST QUARTER FINANCIAL RESULTS

AND COMMON SHARE DIVIDEND FOR THE SECOND QUARTER

Chicago, Illinois, April 26, 2011 -- General Growth Properties, Inc. (NYSE: GGP) (“GGP” or the “Company”) today announced its financial results for the three months ended March 31, 2011 and its second quarter common share dividend.

“With our strong liquidity, our focus now turns to strengthening our portfolio of assets.  We own strong, high-performing assets in major markets and highly-desirable areas from coast to coast.  We have begun to create customized business plans for each of these malls, with the ultimate goal of maximizing each property and its demographics to its highest potential,” said Sandeep Mathrani, chief executive officer of GGP.

GAAP OPERATING RESULTS AND EARNINGS PER SHARE (“EPS”)

	Three Months Ended March 31
[ $THOUSANDS EXCEPT PER SHARE ]	2011	2010
TOTAL REVENUES	$689,831	$701,760
OPERATING INCOME	$174,255	$260,010
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$5,662	$51,656
TOTAL BASIC AND DILUTED EPS	--	$0.16

GGP’s emergence resulted in the application of the acquisition method of accounting as of November 9, 2010.   The Company has made available on its website its quarterly package of supplemental financial and operational information (the “Supplemental”) which provides additional details.

CORE NOI, CORE EBITDA, CORE FFO AND FFO(1)

The following discussion is at share; refer to the Supplemental for details.

	Three Months Ended March 31
[ $THOUSANDS EXCEPT PER SHARE ]	2011	2010
CORE NOI	$550,789	$540,907
CORE EBITDA	$499,982	$507,972
CORE FFO	$220,947	$216,278
FFO	$306,079	$248,164
CORE FFO PER SHARE	$0.22	$0.67
FFO PER SHARE	$0.30	$0.76

(1)                 See definitions under NON-GAAP SUPPLEMENTAL FINANCIAL MEASURES AND DEFINITIONS.

CONTACT: David Keating, vice president of corporate communications, (312) 960-6325, david.keating@ggp.com

QUARTERLY OPERATIONAL HIGHLIGHTS

•                  Comparable Tenant Sales on a trailing 12 month basis increased to $457 per square foot, an increase of 7.3% compared to the same period last year.

•                  Regional Mall Occupancy increased 40 basis points to 92.4% over the same period last year.

•                  Leasing volume was strong during the first quarter.  In the first quarter, GGP signed 2.2 million square feet of space.

QUARTERLY FINANCIAL HIGHLIGHTS

•                  Core FFO is up 2% compared to the same period last year primarily attributed to interest savings from lowered debt balances.

•                  CORE NOI was up $9.9 million due to decreased property operating costs and decreased provision for doubtful accounts, off-set by reduced lease termination income in the first quarter year over year.

•                  Property management and other costs were higher compared to the same period 2010 due to severance costs and rent at the Chicago Corporate office.

•                  A reduction in Warrant Liability expense of $76 million in quarter results from a mark-to-market adjustment.

CAPITAL TRANSACTIONS AND LIQUIDITY

•                  GGP recently announced the refinancing of seven shopping malls representing $1.7 billion of new mortgages ($1.4 billion is GGP’s share).  The seven new fixed-rate mortgages have a weighted average term of 10.3 years and generated cash proceeds in excess of in-place financing of approximately $400 million to GGP.  Since July 2010, GGP has closed in excess of $2.5 billion, of new mortgage financing.

•                  On February 25, 2011, GGP announced an amendment to its existing $300 million three-year senior secured revolving credit facility (the “Revolver”).   The amendment increased the Revolver commitment amount up to approximately $720 million and adds a provision that, subject to satisfaction of certain conditions, allows the Company to further increase the commitment amounts up to $1 billion.   In April, the Company further increased the capacity of its credit facility to $750 million.  Refinancings combined with cash-on-hand increases GGP’s liquidity position to more than $2 Billion.

•                  Also in the first quarter, GGP transferred four Special Consideration Properties to their respective lenders pursuant to agreements negotiated in conjunction with our secured property debt restructuring.

“Retailers are reporting increased sales as consumer confidence continues to return.  With diminishing opportunities for new retail space, malls provide great opportunities to expand retailer offerings through both traditional and non-traditional uses.  We see shopping malls playing a tremendous role in the growth of retail moving forward,” said Mathrani.

COMMON SHARE DIVIDEND

•                  GGP is declaring a common share dividend of $0.10 per share for the second quarter 2011 to shareholders of record as of July 15, 2011, payable on July 29, 2011.  GGP declared a common share dividend for the first quarter 2011 of $0.10 per share, payable on April 29, 2011, to shareholders of record on April 15, 2011.   GGP’s Dividend Reinvestment Plan (“DRIP”) provides eligible holders of GGP’s common stock with a convenient method of increasing their investment in the Company by reinvesting all or a portion of cash dividends in additional shares of common stock.  GGP has received commitments from select major shareholders to participate in the DRIP (Brookfield Asset Management, Inc.; Pershing Square; and Blackstone), subject to regulatory and other requirements.  The GGP Board of Directors reviews the dividend on an ongoing basis, taking into account overall liquidity, investment opportunities and tax considerations as it relates to the amount of the dividend.

CONTACT: David Keating, vice president of corporate communications, (312) 960-6325, david.keating@ggp.com

1st QUARTER EARNINGS CALL

•                  Wednesday, April 27, 2011 at 8:30 a.m. Eastern time / 7:30 a.m. Central time with Chief Executive Officer Sandeep Mathrani and Chief Financial Officer Steve Douglas providing investors and analysts the opportunity to discuss the strategy of GGP and the recent earnings results.

ACCESSING THE CALL/WEBCAST:

WWW.GGP.COM (listen only)

On April 27, 2011, 10 minutes prior to the start time, visit http://investor.ggp.com/events.cfm to access this live audio event.

TELEPHONE (ask questions)

On April 27, 2011, 10 minutes prior to the start time, dial the appropriate number below:

•                  Participant Operator Assisted Toll-Free Dial-In Number: (877) 845-1018

•                  Participant Operator Assisted International Dial-In Number: (707) 287—9345

# # #

NON-GAAP SUPPLEMENTAL FINANCIAL MEASURES AND DEFINITIONS

REAL ESTATE PROPERTY NET OPERATING INCOME (NOI) AND CORE NOI

The Company believes NOI is a useful supplemental measure of the Company’s operating performance.  The Company defines NOI as operating revenues (rental income, tenant recoveries and other income) less property and related expenses (real estate taxes, property maintenance costs, marketing, other property expenses and provision for doubtful accounts).  NOI has been reflected on a proportionate basis (at the Company’s ownership share).  Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs.  Because NOI excludes general and administrative expenses, interest expense, retail investment property impairment or non-recoverable development costs, depreciation and amortization, gains and losses from property dispositions, allocations to non-controlling interests, reorganization items, strategic initiatives, provision for income taxes, discontinued operations and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact on operations from trends in occupancy rates, rental rates and operating costs.  This measure provides an operating perspective not immediately apparent from GAAP operating or net income (loss) attributable to common stockholders. The Company uses NOI to evaluate its operating performance on a property-by-property basis because NOI allows the Company to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on the Company’s operating results, gross margins and investment returns.

In addition, management believes NOI provides useful information to the investment community about the Company’s operating performance.  However, due to the exclusions noted above, NOI should only be used as an alternative measure of the Company’s financial performance.

CORE NOI excludes from both years the NOI impacts of non-cash and certain non-comparable items such as straight-line rent and intangible asset and liability amortization resulting from acquisition accounting.  We present Core NOI, and Core EBITDA and Core FFO as below, as we believe certain investors and other users of our financial information use them as measures of the Company’s historical operating performance.

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is defined as net income (loss) attributable to common stockholders, adjusted to exclude interest expense net of interest income, Permanent Warrant expense, income tax provision (benefit), discontinued operations, allocations to non-controlling interests, depreciation and amortization.  “Core EBITDA” comprises EBITDA as defined immediately above and excludes certain non-cash and certain non-recurring items such as our Core NOI adjustments described above, provisions for impairment, emergence reorganization items, strategic initiatives and certain management and administration costs.

FUNDS FROM OPERATIONS (“FFO”) AND CORE FFO

The Company, consistent with real estate industry and investment community preferences, uses FFO as a supplemental measure of operating performance for a Real Estate Investment Trust (REIT).  The National Association of Real Estate Investment Trusts (NAREIT) defines FFO as net income (loss) attributable to common stockholders (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains (or losses) from cumulative effects of accounting changes, extraordinary items and sales of properties, plus real estate related depreciation and amortization and including adjustments for unconsolidated partnerships and joint ventures.

The Company considers FFO a supplemental measure for equity REITs and a complement to GAAP measures because it facilitates an understanding of the operating performance of the Company’s properties.  FFO does not give effect to real estate depreciation and amortization since these amounts are computed to allocate the cost of a property over its useful life.  Since values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, the Company believes that FFO provides investors with a clearer view of the Company’s operating performance.   As with our presentation of Core NOI and Core EBITDA, Core FFO excludes from FFO certain items that are non-cash and certain non-comparable items such as our Core NOI adjustments, Core EBITDA adjustments, and FFO items such as FFO from discontinued operations, Permanent Warrant expense, and interest expense on debt repaid or settled, all as a result of our emergence, acquisition accounting and other capital contribution or restructuring events.

CONTACT: David Keating, vice president of corporate communications, (312) 960-6325, david.keating@ggp.com

RECONCILIATIONS OF NON-GAAP SUPPLEMENTAL FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

In order to provide a better understanding of the relationship between our non-GAAP Supplemental Financial measures of NOI, Core NOI, EBITDA, Core EBITDA, FFO and Core FFO, reconciliations have been provided as follows: a reconciliation of NOI and Core NOI to GAAP Operating Income (loss); a reconciliation of EBITDA and Core EBITDA to GAAP net income, a reconciliation of Core FFO and FFO to GAAP net income (loss) attributable to common stockholders has been provided.  None of our non-GAAP Supplemental Financial measures represents cash flow from operating activities in accordance with GAAP, none should be considered as an alternative to GAAP net income (loss) attributable to common stockholders and none are necessarily indicative of cash available to fund cash needs.  In addition, the Company has presented such financial measures on a consolidated and unconsolidated basis (at the Company’s ownership share) as the Company believes that given the significance of the Company’s operations that are owned through investments accounted for on the equity method of accounting, the detail of the operations of the Company’s unconsolidated properties provides important insights into the income and FFO produced by such investments for the Company as a whole.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements.  Actual results may differ materially from the results suggested by these forward-looking statements, for a number of reasons, including, but not limited to, our ability to refinance, extend, restructure or repay our remaining debt (including that of our Unconsolidated Real Estate Affiliates) with maturities in the short to intermediate term, our ability to raise capital through equity issuances, asset sales or the incurrence of new debt, retail and credit market conditions, impairments, our liquidity demands and retail and economic conditions. Readers are referred to the documents filed by General Growth Properties, Inc. with the Securities and Exchange Commission, which further identify the important risk factors that could cause actual results to differ materially from the forward-looking statements in this release.  The Company disclaims any obligation to update any forward-looking statements.

ABOUT GGP

GGP is one of the nation’s largest shopping center owners. GGP has ownership and management interest in 169 regional and super regional shopping malls in 43 states. The company portfolio totals 172 million square feet of space. A publicly-traded real estate investment trust (REIT), GGP is listed on the New York Stock Exchange under the symbol GGP.

CONTACT: David Keating, vice president of corporate communications, (312) 960-6325, david.keating@ggp.com

Consolidated Statements of Income (1)

(In thousands, except per share)

	Three Months Ended
	March 31, 2011	March 31, 2010
	Successor	Predecessor
Revenues:
Minimum rents	$443,241	$454,291
Tenant recoveries	202,209	201,621
Overage rents	11,965	9,468
Management fees and other corporate revenues	15,352	17,973
Other	17,064	18,407
Total revenues	689,831	701,760
Expenses:
Real estate taxes	$66,029	$66,205
Property maintenance costs	33,461	31,265
Marketing	7,208	6,767
Other property operating costs	110,214	113,404
Provision for doubtful accounts	149	5,784
Property management and other costs	47,912	34,296
General and administrative (2)	765	8,109
Provisions for impairment	—	11,057
Depreciation and amortization	249,838	164,863
Total expenses	515,576	441,750
Operating income	$174,255	$260,010
Interest income	681	570
Interest expense	(239,389)	(329,221)
Warrant adjustment	76,448	—
Income (loss) before income taxes, equity in (loss) income of Unconsolidated Real Estate Affiliates, reorganization items and noncontrolling interests	$11,995	$(68,641)
Provision for income taxes	(3,189)	(1,931)
Equity in (loss) income of Unconsolidated Real Estate Affiliates	(2,933)	32,259
Reorganization items	—	43,194
Income from continuing operations	5,873	4,881
Discontinued operations	1,162	50,912
Net income	7,035	55,793
Allocation to noncontrolling interests	(1,373)	(4,137)
Net income attributable to common stockholders	$5,662	$51,656
Basic and Diluted Earnings Per Share:
Continuing operations	$—	$—
Discontinued operations	—	0.16
Total basic and diluted earnings per share	$—	$0.16

(1) Successor and Predecessor amounts presented in accordance with GAAP.

(2) The three months ended March 31, 2011, includes bankruptcy related items, including a $12.3 million favorable resolution of previously accrued bankruptcy costs, other gains on settlements, legal fees and professional fees.

Consolidated Balance Sheets (1)

(In thousands)

	March 31, 2011	December 31, 2010
Assets:
Investment in real estate:
Land	$4,692,077	$4,722,674
Buildings and equipment	20,200,363	20,300,355
Less accumulated depreciation	(364,131)	(129,794)
Developments in progress	132,544	117,137
Net property and equipment	24,660,853	25,010,372
Investment in and loans to/from Unconsolidated Real Estate Affiliates	3,152,234	3,153,698
Net investment in real estate	27,813,087	28,164,070
Cash and cash equivalents	1,033,767	1,021,311
Accounts and notes receivable, net	132,125	114,099
Deferred expenses, net	172,391	175,669
Prepaid expenses and other assets	2,169,507	2,300,452
Assets held for disposition	373,254	591,778
Total Assets	$31,694,131	$32,367,379

Liabilities:
Mortgages, notes and loans payable	$17,760,712	$17,841,757
Deferred tax liabilities	34,141	36,463
Tax indemnification liability	303,750	303,750
Accounts payable and accrued expenses	1,761,382	1,931,970
Trust preferred securities	206,200	206,200
Warrant liability	964,556	1,041,004
Liabilities on assets held for disposition	347,554	592,122
Total Liabilities	$21,378,295	$21,953,266
Redeemable noncontrolling interests:
Preferred	120,756	120,756
Common	106,662	111,608
Total Redeemable Noncontrolling Interests	$227,418	$232,364
Equity:
Total stockholders’ equity	9,991,009	10,079,102
Noncontrolling interests in consolidated real estate affiliates	97,409	102,647
Total Equity	10,088,418	10,181,749
Total Liabilities and Equity	$31,694,131	$32,367,379

(1) Presented in accordance with GAAP.

Reconciliation of Core NOI, Core EBITDA, and Core FFO, at share

(In thousands, except per share)

	Three Months Ended
	March 31, 2011	March 31, 2010

NOI	$550,284	$553,003
Core NOI adjustments:
Straight-line rent (1)	(34,532)	(12,156)
Above- and below-market tenant leases, net (1)	33,254	(1,506)
Above- and below-market ground rent expense, net (1)	1,783	1,593
Other	—	(27)
Total Core NOI adjustments	505	(12,096)
Core NOI	$550,789	$540,907

EBITDA	$508,982	$552,880
Core NOI adjustments	505	(12,096)
Above- and below-market building rent, net (1)	(518)	—
Provisions for impairment	—	11,057
Reorganization items (2)	—	(43,194)
Management and administrative costs, net	(8,987)	(675)
Total Core EBITDA adjustments	(9,000)	(44,908)
Core EBITDA	$499,982	$507,972

FFO	$306,079	$248,164
Core EBITDA adjustments	(9,000)	(44,908)
FFO from discontinued operations	(718)	(64,620)
Default interest	1,243	—
Interest expense relating to extinguished debt	430	64,302
Mark-to-market adjustments on debt	(3,922)	11,700
Warrant adjustment	(76,448)	—
Provision for income taxes	3,283	1,640
Total FFO adjustments	(85,132)	(31,886)
Core FFO	$220,947	$216,278
Core FFO per share - diluted	$0.22	$0.67

(1)          These items were impacted by the effects of acquisition accounting as of November 9, 2010.

(2)          Reorganization items reflect bankruptcy-related activity, including gains/losses on liabilities subject to compromise, interest income, U.S. Trustee fees, and other restructuring costs incurred during the Chapter 11 cases from April 16, 2009 to November 9, 2010.

Reconciliation of Non-GAAP to GAAP Financial Measures

(In thousands)

	Three Months Ended
	March 31, 2011	March 31, 2010

Reconciliation of NOI to GAAP Operating Income
NOI:
Segment basis	$550,284	$553,003
Unconsolidated Properties	(95,797)	(96,496)
Consolidated Properties	454,487	456,507
Management fees and other corporate revenues	15,352	17,973
Property management and other costs	(47,912)	(34,296)
General and administrative	(765)	(8,109)
Provisions for impairment	—	(11,057)
Depreciation and amortization	(249,838)	(164,863)
Noncontrolling interest in NOI of Consolidated Properties and other	2,931	3,855
Operating income	$174,255	$260,010

Reconciliation of EBITDA to GAAP Net Income Attributable to Common Stockholders
EBITDA:
Segment basis	$508,982	$552,880
Unconsolidated Properties	(90,156)	(91,004)
Consolidated Properties	418,826	461,876
Preferred unit distributions	2,336	2,336
Depreciation and amortization	(249,838)	(164,863)
Noncontrolling interest in NOI of Consolidated Properties and other	2,931	3,855
Interest income	681	570
Interest expense	(239,389)	(329,221)
Warrant adjustment	76,448	—
Provision for income taxes	(3,189)	(1,931)
Equity in (loss) income of Unconsolidated Real Estate Affiliates	(2,933)	32,259
Discontinued operations	1,162	50,912
Allocation to noncontrolling interests	(1,373)	(4,137)
Net income attributable to common stockholders	$5,662	$51,656

Reconciliation of FFO to GAAP Net Income Attributable to Common Stockholders
FFO:
Segment basis	$306,079	$248,164
Unconsolidated Properties	—	—
Consolidated Properties	306,079	248,164
Depreciation and amortization of capitalized real estate costs	(301,929)	(198,227)
Gain on sales of investment properties	3,414	16,120
Noncontrolling interests in depreciation of Consolidated Properties and other	2,386	1,120
Redeemable noncontrolling interests	(32)	(1,188)
Depreciation and amortization of discontinued operations	(4,256)	(14,333)
Net income attributable to common stockholders	$5,662	$51,656

Reconciliation of Equity in NOI of Unconsolidated Properties to GAAP Equity in (Loss) Income of Unconsolidated Real Estate Affiliates
Equity in Unconsolidated Properties:
NOI	$95,797	$96,496
Net property management fees and costs	(4,422)	(5,129)
Net interest expense	(39,011)	(37,967)
General and administrative, provisions for impairment, income taxes and noncontrolling interest in FFO	(1,291)	(52)
FFO of discontinued Unconsolidated Properties	(3,025)	2,739
FFO of Unconsolidated Properties	48,048	56,087
Depreciation and amortization of capitalized real estate costs	(54,251)	(37,858)
Other, including gain on sales of investment properties	3,270	14,030
Equity in (loss) income of Unconsolidated Real Estate Affiliates	$(2,933)	$32,259